Exhibit 99.1

Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com

Investor Relations Contact:

Rod Cooper (831.439.2371)

rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER

AND YEAR-END 2007 RESULTS

- Revenue and operating results at high end of quarterly guidance

- Fiscal year revenue grows 23%

- Ships 39 million units for the quarter, 159 million for the fiscal year

SCOTTS VALLEY, CA – July 19, 2007 – Seagate Technology (NYSE: STX) today reported disc drive unit shipments of 39.2 million, revenue of $2.74 billion, GAAP net income of $541 million, and diluted net income per share of $0.96 for the quarter ended June 29, 2007. Net income and diluted net income per share includes approximately $27 million of purchased intangibles amortization and other charges associated with the Maxtor and EVault acquisitions. Excluding these charges, non-GAAP net income and diluted net income per share were $568 million and $1.01.

For the twelve months ended June 29, 2007 Seagate reported disc drive unit shipments of 159.2 million, revenue of $11.4 billion, GAAP net income of $913 million and diluted net income per share of $1.56. GAAP net income and diluted net income per share includes approximately $241 million of purchased intangibles amortization and other charges associated with the Maxtor and EVault acquisitions and $19 million for the early retirement of the 8% notes. Excluding these charges, non-GAAP net income and diluted net income per share were $1.17 billion and $2.00.

Included in both the GAAP and non-GAAP net income for the June quarter and fiscal year 2007 are the following non-operating items: a benefit of $359 million that reflects a favorable adjustment to the valuation allowance related to Seagate’s deferred tax assets; a charge of $29 million associated with ongoing restructuring; and a $4 million write-off of an equity investment that is reflected in other income and expense.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

“Our results for the year as a whole as well as for this quarter demonstrate the continued strength of the digital storage industry and the positive impact of several important strategic steps we have taken to secure and extend our industry leadership,” said Bill Watkins, Seagate chief executive officer. “We continue to lead the industry in technology and launch innovative new products into all markets, including industry-leading high capacity products. Our market share is growing, our revenue and shipment numbers are unmatched in the industry, and we remain excited about the growth opportunities ahead of us.”

Adjustments made to GAAP net income and diluted net income per share can be found with the financial statements included with this press release. Additional information relating to the financial results for the fourth fiscal quarter of 2007 can be found online at seagate.com.

Business Outlook

For the September quarter, Seagate expects to report revenue of $2.9 - $3.0 billion, and GAAP diluted net income per share of $0.35 - $0.39. Excluding approximately $27 million of purchased intangibles amortization and other charges associated with the Maxtor and EVault acquisitions, non-GAAP diluted net income per share for the September quarter is expected to fall within the range of $0.40 - $0.44.

This guidance does not include the impact of any future acquisitions, stock repurchases or restructuring activities the company may undertake.

Dividend and Stock Repurchase

The company has declared a quarterly dividend of $0.10 per share to be paid on or before August 17, 2007 to all common shareholders of record as of August 3, 2007.

During the quarter ended June 29, 2007, the company took delivery of approximately 9.7 million of its common shares related to its share repurchase plan. The average price of the shares delivered to the company in the June quarter was $20.76. The company has authorization to purchase approximately $975 million of additional shares under the current stock repurchase program.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

Conference Call

Seagate will hold a conference call to review the fiscal fourth quarter and year-end results at 2:00 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 4752922

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time through July 26 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 4752922

Podcast

A podcast featuring Bill Watkins discussing Seagate’s performance during the quarter and the outlook going forward can be heard and downloaded from http://www.podtech.net/seagate beginning at 2:00 p.m. Pacific Time.

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share (presented on a GAAP basis as well as on a non-GAAP adjusted basis), price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disc drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disc drive products with lower cost structures; and the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products, particularly now that there are no material limitations on disc drive component supply for our competitors. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on September 11, 2006 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on May 3, 2007. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 29, 2007	June 30, 2006 (a)
ASSETS
Cash and cash equivalents	$988	$910
Short-term investments	156	823
Accounts receivable, net	1,383	1,445
Inventories	794	891
Deferred income taxes	196	48
Other current assets	284	216

Total Current Assets	3,801	4,333
Property, equipment and leasehold improvements, net	2,278	2,106
Goodwill	2,300	2,475
Other intangible assets	188	307
Deferred income taxes	574	33
Other assets, net	331	290

Total Assets	$9,472	$9,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,301	$1,692
Accrued employee compensation	157	385
Accrued restructuring	21	210
Accrued expenses, other	765	648
Accrued income taxes	75	72
Current portion of long-term debt	330	330

Total Current Liabilities	2,649	3,337
Accrued restructuring	21	23
Other non-current liabilities	332	332
Long-term debt, less current portion	1,733	640

Total Liabilities	4,735	4,332
Shareholders’ Equity	4,737	5,212

Total Liabilities and Shareholders’ Equity	$9,472	$9,544

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 30, 2006.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Revenue	$2,744	$2,529	$11,360	$9,206

Cost of revenue	2,150	2,075	9,175	7,069
Product development	221	231	904	805
Marketing and administrative	143	144	589	447
Amortization of intangibles	13	7	49	7
Restructuring and other, net	29	—	29	4

Total operating expenses	2,556	2,457	10,746	8,332

Income from operations	188	72	614	874
Interest income	14	21	73	69
Interest expense	(33)	(10)	(141)	(41)
Other, net	2	—	15	22

Other income (expense), net	(17)	11	(53)	50

Income before income taxes	171	83	561	924
Provision for (benefit from) income taxes	(370)	76	(352)	84

Net income	$541	$7	$913	$840

Net income per share:
Basic	$1.00	$0.01	$1.64	$1.70
Diluted	0.96	0.01	1.56	1.60
Number of shares used in per share calculations:
Basic	539	532	558	495
Diluted	564	563	587	524

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	June 29, 2007	June 30, 2006
OPERATING ACTIVITIES
Net income	$913	$840
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	851	612
Stock-based compensation	128	90
Deferred income taxes	(365)	23
Allowance for doubtful accounts receivable	40	—
Redemption charges on 8% Senior Notes due 2009	19	—
In-process research and development	4	—
Tax benefit from stock options	—	(44)
Other non-cash operating activities, net	36	12
Changes in operating assets and liabilities:
Current assets and liabilities	(781)	(61)
Other assets and liabilities	98	(15)

Net cash provided by operating activities	943	1,457

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(906)	(1,008)
Proceeds from sale of fixed assets	55	—
Purchases of short-term investments	(322)	(3,220)
Maturities and sales of short-term investments	997	3,528
Net cash and cash equivalents acquired from Maxtor Corporation	—	297
Acquisitions, net of cash acquired	(178)	(28)
Other investing activities, net	(48)	(130)

Net cash used in investing activities	(402)	(561)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,477	—
Repayment of long-term debt	(405)	(340)
Redemption premium on 8% Senior Notes due 2009	(16)	—
Issuance of common shares for employee stock plans	219	118
Dividends to shareholders	(212)	(155)
Tax benefit from stock options	—	44
Repurchases of common stock	(1,526)	(399)

Net cash used in financing activities	(463)	(732)

Increase in cash and cash equivalents	78	164
Cash and cash equivalents at the beginning of the period	910	746

Cash and cash equivalents at the end of the period	$988	$910

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

Use of non-GAAP financial information

Our results of operations have undergone significant change in the past year, most significantly in connection with our acquisition of Maxtor. To help the readers of our condensed consolidated financial statements prepared on a GAAP basis better understand our past financial performance and our expectations of our future results, we supplementally disclose, after making certain non-GAAP adjustments, non-GAAP net income and non-GAAP diluted net income per share. We also provide forecasts of these non-GAAP financial measures. A reconciliation of the adjustments to GAAP net income and diluted net income per share for the quarter and year-to-date periods are presented in the tables below. In addition, an explanation of the ways in which our board of directors and management use these non-GAAP financial measures to evaluate the business, the substance behind our management’s decision to use these non-GAAP financial measures, the material limitations associated with the use of these non-GAAP financial measures, the manner in which Seagate management compensates for those limitations, and the substantive reasons why we believe that these non-GAAP financial measures provide useful information to investors is included under the caption “Use of Non-GAAP Financial Measures” in the Form 8-K furnished today with the U.S. Securities and Exchange Commission. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income or non-GAAP diluted net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

SEAGATE TECHNOLOGY

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(Unaudited)

(In millions, except per share amounts)

		Three Months Ended June 29, 2007	Fiscal Year Ended June 29, 2007
GAAP net income		$541	$913
Non-GAAP adjustments:
Redemption charges on 8% Senior Notes due 2009	A	—	19
Maxtor and EVault acquisition related adjustments:
– Amortization of purchased intangible assets	B	23	150
– Write-off of in-process research and development	C	—	4
– Stock-based compensation	D	3	27
– Integration and retention costs	E	1	54
– Customer compensatory claims	F	—	18
Adjustments for taxes	G	—	(12)

Non-GAAP net income		568	1,173

Diluted net income per share:
GAAP		$0.96	$1.56

Non-GAAP		$1.01	$2.00

Shares used in diluted net income per share calculation:		564	587

A	To exclude charges of $19 million related to the redemption of Seagate’s $400 million 8% Senior Notes due 2009 (allocated to Interest expense)

B	For the three months and fiscal year ended June 29, 2007, amortization of purchased intangible assets acquired in the Maxtor and EVault acquisitions was allocated as follows:

	Three Months Ended June 29, 2007	Fiscal Year Ended June 29, 2007
Cost of revenue	$10	$102
Amortization of intangibles	13	48

Total amortization of purchased intangible assets	$23	$150

C	To exclude the write-off of in-process research and development related to the EVault acquisition (allocated to Product development)

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2007 Results

D	For the three months and fiscal year ended June 29, 2007, stock-based compensation expense related to the Maxtor acquisition was allocated as follows:

	Three Months Ended June 29, 2007	Fiscal Year Ended June 29, 2007
Cost of revenue	$1	$4
Product development	2	17
Marketing and administrative	—	6

Total stock-based compensation expense	$3	$27

E	For the three months and fiscal year ended June 29, 2007, integration and retention costs related to the Maxtor acquisition were allocated as follows:

	Three Months Ended June 29, 2007	Fiscal Year Ended June 29, 2007
Cost of revenue	$—	$18
Product development	—	20
Marketing and administrative	1	16

Total integration and retention costs	$1	$54

F	To exclude the settlement of $18 million in customer compensatory claims relating to legacy Maxtor products (allocated to Cost of revenue)

G	To exclude the tax effects, where applicable, of adjustments to GAAP net income